UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2011

_______________________

KRISPY KREME DOUGHNUTS, INC.
(Exact name of registrant as specified in its charter)
_______________________

North Carolina	001-16485	56-2169715
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)

370 Knollwood Street, Winston-Salem, North Carolina 27103
(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 725-2981

Not Applicable
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

     On June 14, 2011 Krispy Kreme Doughnuts, Inc. (the “Company”) held its Annual Meeting of Shareholders in Winston-Salem, North Carolina to consider and vote on the matters listed below. A total of 60,135,982 shares of the Company’s common stock were present or represented by proxy at the meeting. This represented approximately 89% of the Company’s 67,524,179 shares of common stock that were outstanding and entitled to vote at the meeting. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

Election of Directors

     The shareholders of the Company elected each of the director nominees nominated by the Company’s Board of Directors as Class III directors with terms expiring in 2014. The voting results were as follows:

Name of Nominee	Votes For	Votes Withheld
C. Stephen Lynn	33,709,947	4,276,119
Michael H. Sutton	31,809,140	6,176,926
Lizzane Thomas	32,912,955	5,073,111

There were 22,149,916 broker non-votes for each director on this proposal.

Advisory Vote on Compensation of our Named Executive Officers

     The shareholders of the Company approved, on an advisory basis, the compensation of our named executive officers as disclosed in our 2011 Proxy Statement. The voting results were as follows:

Votes For	Votes Against	Abstentions
36,525,540	786,518	674,008

Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

     The shareholders of the Company recommended, on an advisory basis, that future advisory votes on executive compensation be held annually. The voting results were as follows:

Frequency	Votes For	Abstentions
One Year	34,477,313	660,519
Two Years	238,966
Three Years	2,609,268

Ratification of Appointment of Independent Registered Public Accounting Firm

     The shareholders of the Company ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2012. The voting results were as follows:

Votes For	Votes Against	Abstentions
59,488,833	492,752	154,397

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.
Dated: June 15, 2011

By:	/s/ Douglas R. Muir
Douglas R. Muir
Chief Financial Officer